Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the:

•                  Post-Effective Amendment No. 1 to the Form S-8 Registration Statements (No. 333-231366; No. 333-228290); and

•                  Post-Effective Amendment No. 2 to the Form S-8 Registration Statements (No. 333-224924; No. 333-211643; No. 333-211642; No. 333-196263; No. 333-181710; No. 333-167015; No. 333-156538; No. 333-145291; No. 333-116697)

pertaining to the adoption by Assertio Holdings, Inc. of Assertio Therapeutics, Inc. Inducement Award Program, Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan, Assertio Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan, and Assertio Therapeutics, Inc. 2004 Equity Incentive Plan of our reports dated March 10, 2020, with respect to the consolidated financial statements and the financial statement schedule of Assertio Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Assertio Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

June 3, 2020